**GRANT SHERMAN APPRAISAL LIMITED**

May 6, 2009

Attention: Mr. Roy Yu, Chief Financial Officer

Dear Sir,

**RE: Letter of Consent for the filing of the Form S-1**

We hereby consent to the reference in the Registration Statement on Form S-1, as amended, by Lihua International, Inc. (the "Registrant"), to the valuation report prepared by our firm under the heading "Managements' Discussion and Analysis – Critical Accounting Policies - Share-Based Payments."

Yours faithfully,
GRANT SHERMAN APPRAISAL LIMITED

Keith Yan
Managing Director

中證 Room 1701 17/F Jubilee Centre 18 Fenwick Street Wanchai Hong Kong 香港灣仔分域街18號捷利中心17樓1701室
Tel (852) 2877 8330 Fax (852) 2877 6718 Email info@grantsherman.com www.grantsherman.com